UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 1, 2003



                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Arkansas                        0-6253               71-0407808
(State or other jurisdiction of          (Commission         (I.R.S. employer
 incorporation or organization)          file number)      identification No.)




       501 Main Street, Pine Bluff, Arkansas                     71601
     (Address of principal executive offices)                 (Zip Code)



                                 (870) 541-1000
              (Registrant's telephone number, including area code)

ITEM 9.    REGULATION FD DISCLOSURE

     The following is the text of a press release issued by the registrant at 3:00 P.M. Central Standard Time on December 1, 2003.



      SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.14 PER SHARE DIVIDEND
      --------------------------------------------------------------------

     Pine Bluff, AR -- Simmons First National Corporation's Board of Directors declared a regular $0.14 per share quarterly cash dividend payable January 2, 2004, to shareholders of record December 15, 2003. This dividend represents a $0.01 per share, or 7.69% increase over the previous quarter and a $0.015 per share, or 12.00% increase over the dividend paid for the same period in 2002. The per share data reflects the effect of the Company's two for one stock split effective May 1, 2003.
     Upon completion of the recently announced acquisition of Alliance Bancorporation, Inc., Simmons First National Corporation will be a $2.3 billion financial holding company, with eight community banks in Pine Bluff, Jonesboro, Lake Village, Rogers, Russellville, Searcy, El Dorado, and Hot Springs, Arkansas. The Company's eight banks will conduct financial operations from 78 offices, of which 76 are financial centers, in 44 communities.

                               # # # # # # # # # #


FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol:  SFNC

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         SIMMONS FIRST NATIONAL CORPORATION



Date: December 1, 2003                   /s/ Barry L. Crow
      ----------------                   ---------------------------------------
                                         Barry L. Crow, Executive Vice President
                                          and Chief Financial Officer